Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-223032, 333-234438, 333-266070, 333-269475 and 333-275137) and Form S-3 (Nos. 333-274951) and Form S-8 (Nos. 333-194977 and 333-248846) of SINTX Technologies, Inc. (the Company) of our report dated March 27, 2024, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2023.

/s/ Tanner LLC

Lehi, UT
March 27, 2024